                                                                     EXHIBIT 3.1


                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                            ______________________________


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DOUBLECLICK INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.













                              /s/ Edward J. Freel
                             --------------------------------------
                             Edward J. Freel, Secretary of State

    2581969 8100             AUTHENTICATION:     8494828

    971181934                DATE:     06-04-97

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/04/1997
971181508 - 2581969


                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                   DOUBLECLICK INC.

    DoubleClick Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

    1. The name of this corporation is DoubleClick Inc. This corporation's original name was DoubleClick Incorporated. The date of filing of the corporation's original Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware was January 23, 1996. A Certificate of Amendment to the Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on each of May 14, 1996, August 28, 1996 and September 13, 1996.

    2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation, which amendments have been approved by the stockholders of the Corporation by written consent. This Restated Certificate of Incorporation has been adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 245(b) and 242 of the General Corporation Law of the State of Delaware, and written notice of consent has been given to all stockholders who have not consented in writing to this Restated Certificate of Incorporation.

    3.   The text of this Restated Certificate of Incorporation is as follows:

                                      ARTICLE I

                                         NAME

    The name of the Corporation is DoubleClick Inc.

                                      ARTICLE II

                        REGISTERED OFFICE AND REGISTERED AGENT

    The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, State of Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Corporation.

                                     ARTICLE III

                                  CORPORATE PURPOSES

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

                                      ARTICLE IV

                     Capital Stock, Voting Rights and Preferences

    The total number of shares of capital stock that the Corporation has authority to issue as follows:

    (a) forty million (40,000,000) shares of Common Stock, par value $.001 per share ("COMMON STOCK"); and

    (b) forty thousand (40,000) shares of Convertible Preferred Stock, par value $.001 per share ("PREFERRED STOCK").

    As of the Effective Time of this Restated Certificate of Incorporation, each share of every class and series of capital stock of the Corporation authorized immediately prior to the effective time of this Restated Certificate of Incorporation shall be automatically converted into Common Stock of the Corporation as provided in the Certificate of Merger filed contemporaneously with this Restated Certificate of Incorporation.

    The Board of Directors of this Corporation may, at any time, and subject to the provisions in Section 2.6.6 below, without any vote of the holders of this Corporation's capital stock, issue all or any part of the unissued capital stock of this Corporation from time to time authorized under this Restated Certificate of Incorporation and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

    The powers, designations, voting rights, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of each class and series of the Corporation's stock are as follows:

    A.   Common Stock.

    1.1 VOTING RIGHTS. Subject to the powers, preferences and rights of any class of stock (or any series thereof) having any preference or priority over, or rights superior to, the Common Stock that the Corporation may hereafter become authorized to issue, to the fullest extent permitted by applicable law, except as otherwise provided in this Article Fourth, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation. Each holder of record of a share or shares of Common Stock shall have the right to one vote per share. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, all holders of Common Stock shall vote together as a single class.

    1.2  SHARES IDENTICAL.  Except as otherwise provided in this Article
Fourth, for purposes of this Article Fourth, all shares of Common Stock shall, to the fullest extent permitted by applicable law, be identical in all respects and shall entitle the holders thereof to the same rights, privileges and preferences and shall be subject to the same qualifications, limitations and restrictions. Without limiting the foregoing, no distribution (whether in cash, securities or otherwise) shall be made in respect of any class of Common Stock unless an equivalent distribution is made with respect to each outstanding share of each class of Preferred Stock, treating each share of Preferred Stock as the number of shares of Common Stock into which it is then convertible.

    B.   Preferred Stock.

    2.1 DEFINITIONS. As used in this Article Fourth, the following terms have the following definitions:

         2.1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, including effective control by virtue of a contractual relationship such as a management agreement or stockholder transfer or designation or similar agreement other than a management or similar agreement which does not, alone or together with related agreements, result in the control of such Person.

         2.1.2 "AFFILIATED FUND" shall mean any limited partnership or other Person formed for the purpose of investing in other companies or businesses and for which (a) an Investor or any Affiliate of an Investor acts as a general partner or otherwise has the right to direct the voting of shares of corporations in which such limited partnership or other Person invests or (b) any Investor, or any of their respective Affiliates provides management services.

         2.1.3 "BOARD OF DIRECTORS" shall mean the Board of Directors of the
Corporation.

         2.1.4 "CLOSING DATE" shall mean the first date on which the Corporation issues any shares of Preferred Stock.

         2.1.5 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         2.1.6 "INVESTOR" shall mean Bain Capital Fund V, L.P., a Delaware limited partnership, Bain Capital Fund V-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware general partnership, BCIP Trust Associates, L.P., a Delaware limited partnership, Brookside Capital Partners Fund, L.P., a Delaware limited partnership, Greylock Equity Limited Partnership, a Delaware limited partnership, Greylock IX Limited Partnership, a Delaware limited partnership, ABS Capital Partners, II, L.P., a Delaware limited partnership or any other purchaser who becomes party to the Merger Agreement by signing a joinder agreement pursuant to Section 1.9 of the Merger Agreement.

         2.1.7 "LIQUIDATION EVENT" shall have the meaning specified in Section
2.1 of this Article IV.

         2.1.8 "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of May 14, 1997 by and among the Corporation, DoubleClick Acquisition Corp., a Delaware corporation, and certain other parties thereto.

         2.1.9 "LIQUIDATION EVENT VALUE" shall mean the aggregate amount that would be payable to holders of all outstanding capital stock of the Corporation upon a Liquidation Event had all outstanding shares of Preferred Stock been converted into shares of Common Stock pursuant to Section 2.3.1 of this Article immediately prior to such Liquidation Event.

         2.1.10 "PERSON" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity.

         2.1.11 "PUBLIC EVENT" shall mean any transaction or other event (including, without limitation, a merger with a public corporation) after or in connection with which shares of capital stock of the Corporation or any of its Subsidiaries or any successor arc registered under the Securities Act or listed on a "national securities exchange" as defined in the Exchange Act or the subject of a price quotation through the Nasdaq Stock Market.

         2.1.12 "PUBLIC OFFERING" shall mean the closing of a public offering of the Corporation's capital stock which is registered under the Securities Act.

         2.1.13 "QUALIFIED PRIVATE OFFERING" shall mean the closing of a sale of securities of the Corporation that is not registered under the Securities Act meeting the following conditions: (i) the aggregate net proceeds of the sale of such securities by the Corporation equals or exceeds $20,000,000 and (ii) the valuation of the total equity of the Corporation, on an as converted basis (based upon the price and other terms of, but before giving effect to the issuance of, the securities by the Corporation in the Qualified Private Offering), is at least $100,000,000.

         2.1.14 "QUALIFIED PUBLIC OFFERING" shall mean the closing of a Public Offering meeting the following conditions: (i) the aggregate net proceeds of the sale of shares of capital stock in such Public Offering by the Corporation and any stockholder of the Corporation equals or exceeds $20,000,000; (ii) such Public Offering is subject to a firm commitment underwriting conducted by a nationally recognized underwriter selected by the Board of Directors and reasonably acceptable to the holders of the Preferred Stock (or such other securities into which the Preferred Stock has been converted); and (iii) the price to the public per share multiplied by the number of shares outstanding on an as-converted and fully diluted basis (before giving effect to the securities to be issued by the Corporation in the Public Offering or any related transaction) is at least $100,000,000.

         2.1.15 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         2.1.16 "STOCK" shall mean, collectively, Common Stock and Preferred Stock.

         2.1.17 "STOCKHOLDER AGREEMENT" shall mean the Stockholder Agreement dated June _, 1997 by and among the corporation, the Investors, Bozell, Jacobs, Kenyon & Eckhardt, Inc. and certain other stockholders of the Corporation

         2.1.18 "SUBSIDIARY" shall mean any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

    2.2  DIVIDENDS AND DISTRIBUTIONS

         2.2.1 DIVIDENDS. Subject to the provisions of law and this Certificate of Incorporation, the holders of shares of Preferred Stock, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the Preferred Stock as to payment of dividends, shall be entitled to receive dividends when, if and as declared by the Board of Directors, out of funds legally available therefor,

         2.2.2 RECORD DATE FOR DIVIDENDS. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Common Stock or Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the date fixed for the payment thereof.

    2.3  LIQUIDATION, DISSOLUTION OR WINDING- UP.

         2.3.1 PREFERRED STOCK PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (each, along with any event treated as a liquidation, dissolution or winding-up of the Corporation pursuant to Section 2.3.2, a "Liquidation Event"), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, an amount as follows: (i) if the Liquidation Event Value is $70 million or more, such amount per share as would have been payable had such share been converted into Common Stock pursuant to the provisions of
Section 2.6 of this Article immediately prior to such Liquidation Event plus all accrued, but unpaid dividends on the Preferred Stock; (ii) if the Liquidation Event Value is more than $50 million but less than $70 million, $1,000 per share of Preferred Stock (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event affecting such shares) plus all accrued but unpaid dividends, on the Preferred Stock or (iii) if the Liquidation Event Value is $50 million or less, an amount per share of Preferred Stock equal to the Liquidation Event Value divided by 49,333.

         2.3.2 TREATMENT OF MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS OR STOCK. Each of (i) the merger or consolidation of the Corporation into or with another corporation (other than one in which the holders of the capital stock of the Corporation immediately prior to the merger or consolidation continue to hold, directly or indirectly more than 50% of the voting power of the capital stock of the surviving corporation) and (ii) the sale, lease, exchange, or other conveyance of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this Section 2.3, in which case the holder of Preferred Stock shall be entitled to receive the amount payable to such holders pursuant to Section
2.3.1 above.

         2.3.3 DISTRIBUTIONS OTHER THAN CASH. The amount deemed distributed to the holders of Preferred Stock upon any Liquidation Event shall be the cash or the fair market value of the property, rights, or securities distributed to such holders by the acquiring person, firm, or other entity. The value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation.

    2.4 VOTING RIGHTS. The holders of the Preferred Stock shall be entitled to receive notice of any stockholders' meeting and, except as otherwise required by law or as provided in Section 2.5 hereof, to vote as a class with holders of Common Stock on any matters on which the Common Stock may be voted. Each share of Preferred Stock shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock is then convertible (as adjusted from time to time in the manner set forth herein).

    2.5  RESTRICTIONS AND LIMITATIONS.

         2.5.1 VOTE REQUIRED. Except as expressly provided herein or required by law, for so long as at least 18,500 shares of Preferred Stock remain outstanding (subject to appropriate adjustment for any stock dividend, stock split, combination, or other similar recapitalization affecting such shares), then without the approval by vote or written consent of the holders of at least fifty percent (50%) of the voting power of the then outstanding shares of Preferred Stock, the Corporation shall not, and shall not permit any Subsidiary, to do any of the following:

              (a) Redeem, purchase, or otherwise acquire for value (or pay into or set aside for a sinking fund for such purchases) any capital stock of the Corporation, except as is contemplated in this Certificate, and except for the repurchase of shares of Common Stock held by employees, consultants, directors, or officers of the Corporation that are subject to stock repurchase agreements and, if such repurchases would exceed $100,000 for any such employee, consultant, director or officer, that have been approved by the vote or written consent of the holders of at least fifty percent of the voting power of the then outstanding shares of Preferred Stock in the event of termination of employment or the termination of the consulting relationship;

              (b) Authorize or issue, or obligate itself to authorize or issue, (i) any other equity security having any preference or priority over, or ranking senior to or on parity with, the Preferred Stock with respect to dividends or rights upon liquidation, dissolution, or winding-up, (ii) other than (A) securities issuable upon conversion of the Preferred Stock or (B) Common Stock issuable pursuant to stock options permitted to be granted by the Corporation consistent with its contractual obligations, or (C) securities issuable in a Qualified Private Offering or a Qualified Public Offering, any other equity security ranking junior to the Preferred Stock with respect to dividends or rights upon liquidation, dissolution or winding-up or (iii) any security convertible into a security described by clause (i) or (ii);

              (c) Alter or change the powers, preferences or rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof;

              (d) Increase or decrease (other than by conversion or as otherwise required or permitted hereby) the total number of authorized shares of Preferred Stock;

              (e) Effect any merger, consolidation, reorganization, amalgamation, liquidation, winding up, dissolution or sale, transfer or other action otherwise disposing of or voluntarily parting with the control of (whether in one transaction or a series of transactions) of all or substantially all of the property, business or assets of the Corporation or its Subsidiaries other than (i) a merger or consolidation of a Subsidiary with the Corporation or any other Subsidiary of the Corporation provided that, in the case of any such merger or consolidation, the person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Corporation and (ii) any sale, lease, assignment, pledge, transfer or other conveyance of all or a substantial portion of the assets of the Corporation solely as security for institutional indebtedness approved by the Corporation's Board of Directors; or

              (f)  Amend its Certificate of Incorporation or by-laws.

                   The holders of the Preferred Stock shall vote as a separate class with respect to any matter or proposed action as to which applicable law or this Certificate of Incorporation require the vote, consent, or approval of the holders of the Preferred Stock.

    2.6 CONVERSION OF PREFERRED STOCK. The holders of the Preferred Stock shall have conversion rights as follows:

         2.6.1 RIGHT OF PREFERRED STOCK TO CONVERT. Each issued and outstanding share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock shall initially be $3.208 per share. Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible) as hereinafter provided.

         2.6.2 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then effective Conversion Price.

         2.6.3     MECHANICS OF CONVERSION.

    (a) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of shares of Preferred Stock to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. If Common Stock is issued to a person other than the holder of Preferred Stock, such person shall pay any applicable stock transfer taxes.

    (b) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

    (c) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared and unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

    (d) All shares of Preferred Stock surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive unpaid dividends accrued prior to conversion) and any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized Preferred Stock accordingly.

         2.5.4     ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES:

    (a) SPECIAL DEFINITIONS. For the purposes of this Section 2.6, the following definitions shall apply:

         (i) "OPTION" means any outstanding right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities excluding rights, warrants and options granted on or after the Closing Date, to employees, officers, directors or consultants of the Corporation of any subsidiary thereof pursuant to any stock option plan or agreement adopted by the Board of Directors

         (ii) "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares (other than Common Stock or Preferred Stock), or other securities directly or indirectly convertible into or exchangeable for Common Stock.

         (iii) "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock issued (or, pursuant to Section 2.6.4(c), deemed to be issued) by the Corporation after the Closing Date, other-than shares of Common Stock issued or issuable: (A) upon conversion of shares of Preferred Stock; (B) as a dividend or distribution on Preferred Stock; (C) by reason of a dividend, stock split split-up or other distribution on shares of Common Stock; (D) upon the exercise of options to employees, officers or directors excluded from the definition of "Option" in
                 Section 2.6.4(a)(i); or (E) upon the exercise, at any time from and after the Closing Date, of Options granted or issued on or before the Closing Date.

         (iv) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of Preferred Stock, and any other Convertible Securities then outstanding, plus the number of shares of Common Stock issuable at any time upon the exercise of all then outstanding Options.

    (b) NO ADJUSTMENT OF PREFERRED STOCK CONVERSION PRICE. No adjustment shall be made in the Conversion Price as the result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Section 2.6.4(e) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue for such series of such Additional Shares of Common Stock.

    (c) ISSUE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities; then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, PROVIDED, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share determined pursuant to Section 2.6.4(e) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and PROVIDED, FURTHER, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

         (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

         (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the right of conversion or exchange under such Convertible Securities.

         (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if: (A) in the case of Convertible Securities or Options for

                 Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation determined pursuant to Section 2.6.4(e) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

         (iv)    no recomputation pursuant to the preceding clauses (ii) and
                 (iii) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (x) the Conversion Price on the original adjustment date with respect to the original issuance of such Options or Convertible Securities, or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date with respect to the original issuance of such Options or Convertible Securities and such recomputation date;

         (v) in the case of any Options which expire by their term; not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause
                 (iii) above; and

         (vi) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2.6.4(c) as of the actual date of their issuance.

    (d) STOCK DIVIDENDS, STOCK DISTRIBUTIONS AND SUBDIVISIONS. In the event the Corporation at any time or from time to time after the Closing Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:
         (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective. If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
         Section 2.6.4(d) as of the time of actual payment of such dividend.

    (e) ADJUSTMENT OF CONVERSION PRICE UPON CERTAIN EVENTS. If the Corporation shall issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 2.6.4(c) hereof, but excluding Additional Shares of Common Stock issued pursuant to Section 2.6.4(d), which event is dealt with in Section 2.6.4(g), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction
         (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of such Additional Shares of Common Stock so issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate $.01 or more.

    (f) DETERMINATION OF CONSIDERATION. For purposes of this Section 2.6.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


         (i) CASH AND PROPERTY: Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in the foregoing clauses (A) and (B), as determined in good faith by the Board of Directors.

         (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.6.4(c), relating to Options and Convertible Securities, shall be determined by dividing: (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

    (g) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Corporation shall issue shares of Common Stock by way of a stock dividend or other distribution to the holders of Common Stock, the Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

         2.6.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 2.6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of Preferred Stock.

         2.6.6 MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the assets of the Corporation to any other corporation (collectively, an "Acquisition"), then, as a part of such Acquisition, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Acquisition, to which a holder of Common Stock issuable upon conversion would have been entitled on such Acquisition. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions of this Section 2.6 with respect to the rights and interest thereafter of the holders of the preferred Stock after the Acquisition to the end that the provisions of this Section 2.6 (including adjustment of the Conversion Price then in effect and the number of shares acquirable upon conversion of the Preferred Stock) shall be applicable after the Acquisition in as nearly equivalent a manner as may be practicable. Each holder of Preferred Stock upon the occurrence of a capital reorganization or Acquisition, shall have the option of electing treatment of his shares of Preferred Stock under either this Section 2.6.6 or Section 2.3.2, notice of which election shall be submitted in writing the Corporation at its principal offices no later than five (5) days before the effective date of such event.

         2.6.7 NOTICE OF RECORD DATE. In the event that there occurs any of the following events:

    (a) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

    (b) the Corporation subdivides or combines its outstanding shares of Common Stock;

    (c) there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation, or

    (d) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (i) below or twenty days before the date specified in (ii) below, a notice stating the following information:

         (i) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

         (ii) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up.

         2.6.8     AUTOMATIC CONVERSION OF PREFERRED STOCK.

    (a) All outstanding shares of Preferred Stock shall be deemed to be automatically converted into shares of Common Stock at the then effective Conversion Price upon (i) the closing of Qualified Public Offering or (ii) the Corporation's meeting or exceeding the projections for each of 1997 and 1998 contained in EXHIBIT B to the Stockholder Agreement or (iii) upon the closing of a Qualified Private Offering (each such event being referred to herein as an "Automatic Conversion Event"); PROVIDED, HOWEVER that if the securities issued in the Qualified Private Offering are not shares of Common Stock, the Preferred Stock shall be deemed to be automatically converted into the same class of securities that are issued in such Qualified Private Offering, but at the Conversion Price then applicable to the Preferred Stock, appropriately adjusted on a Common Stock equivalent basis.

    (b) On or after the date of occurrence of an Automatic Conversion Event, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Preferred Stock being converted shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock (or other securities) into which such shares of Preferred Stock are converted and cash as provided in Section 2.6.2 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. On the date of the occurrence of an Automatic Conversion Event, each holder of record or shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock (or other securities) issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock (or other securities) shall not then be actually delivered to such holder.

    (c) All certificates evidencing shares of Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates arc so required to be surrendered shall be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock (or other securities) for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation from time to time thereafter shall take appropriate action to reduce the authorized Preferred Stock accordingly.

         2.6.9 NO IMPAIRMENT. The Corporation will not, by amendment of this Certification of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

    2.7 REPLACEMENT. Upon receipt of an affidavit of the registered owner of one or more shares of any class of Stock (or such other evidence as may be reasonably satisfactory to the Corporation) with respect to the ownership and the loss, theft, destruction or mutilation of any certificate evidencing such shares of Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (it being understood that if the holder is an Investor or an Affiliated Fund, or any ether holder of shares of Stock of the Corporation which is an entity regularly engaged in the business of investing in companies and meets such requirements of creditworthiness as may reasonably be imposed by the Corporation in connection with the provisions of this paragraph, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

    2.8 AMENDMENT; WAIVER. No amendment or waiver of any provision of this Article Fourth shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of the Preferred Stock voting as a single class and no amendment or waiver of any provision of this Article Fourth which adversely affects the holders of Common Stock or increases the rights of the Preferred Stock shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of the Common Stock voting as a single class; PROVIDED, HOWEVER, that as stipulated in
Section 242(b)(2) of the Delaware General Corporation Law no amendment to any class of Common Stock that alters or changes the powers, preferences or special rights of such class of Common Stock so as to affect them adversely shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such class of Common Stock.

                                      ARTICLE V

    Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                      ARTICLE VI

    1.1 ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 1.7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

    1.2 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

    1.3 INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1.1 and 1.2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee,
(iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe the Indemnitee's conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

    1.4 NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to the right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving the Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 1.4. The Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

    1.5 ADVANCE OF EXPENSES. Subject to the provisions of Section 1.6 below, in the event that the Corporation does not assume the defense pursuant to
Section 1.4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

    1.6 PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1.1, 1.2, 1.3 or 1.5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under
Section 1. 1, 1.2 or 1.5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

    1.7 REMEDIES. The right to indemnification as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 1.6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to
Section 1.6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing the Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

    1.8 SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

    1.9 OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

    1.10 PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

    1.11 INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    1.12 MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

    1.13 SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall nor have been invalidated and to the fullest extent permitted by applicable law.

    1.14 DEFINITIONS.  Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

    1.15 SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

                                     ARTICLE VII

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

    4. Effective upon the filing of the aforesaid Restated Certificate of Incorporation, each authorized share of (i) Class A Common Stock, par value $.001 per share ("Class A Stock"), (ii) Class B Common Stock, par value $.001 per share ("Class B Stock") and (iii) Class C Common Stock, par value $.001 per share (together with the Class A Stock and the Class B Stock, "Old Common Stock") shall be changed into Common Stock, $.001 par value per share, as provided in the Certificate of Merger filed contemporaneously herewith whether or not certificates representing issued and outstanding shares of Old Common Stock are surrendered, and the persons who are record holders of the shares of Old Common Stock of the Corporation as of the effective date of this Restated Certificate of Incorporation shall be treated for all purposes as the record holders of the shares of Common Stock into which such shares were changed.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President this 4th day of June 1997.



                                  DOUBLECLICK INC.


                                  By   /s/  Kevin O'Connor
                                    ----------------------------
                                       Name:  Kevin O'Connor
                                       Title: President